EXHIBIT 21

                      SUBSIDIARIES OF ALGIERS BANCORP, INC.


                                                               STATE OF
         SUBSIDIARY                                  INCORPORATION/ORGANIZATION
         ----------                                  --------------------------

         Algiers Bank and Trust                               Louisiana

         Algiers.COM, Inc.                                    Louisiana

                  Planet Mortgage, L.L.C.(1)                  Louisiana


          (1) Algiers.Com, Inc., a wholly-owned subsidiary of the Company, owns 51% of Planet Mortgage, L.L.C.